Exhibit 21

                               PECO ENERGY COMPANY
                                  Subsidiaries

PECO Energy Power Company
Pennsylvania Corporation
Subsidiaries:
         Susquehanna Power Company
         The Proprietors of the Susquehanna Canal (Inactive)

Susquehanna Electric Company
Maryland Corporation

PECO Wireless, Inc.
Pennsylvania Corporation

The Proprietors of the Susquehanna Canal- (inactive)
Maryland Corporation

Horizon Energy Company (formerly known as PECO Gas Supply Company) Pennsylvania Corporation

PECO Energy Capital Corp.
Delaware Corporation

Eastern Pennsylvania Development Co.
Subsidiaries:     Adwin Equipment Company
                  Adwin Realty Company
                  Adwin (Schuylkill) Cogeneration, Inc.
                  Buttonwood Associates, Inc.
                  Energy Performance Services, Inc.
                  Route 213 Enterprises, Inc.

Exelon Corporation
Pennsylvania Corporation

Energy Trading Company
Delaware Corporation

Eastern Pennsylvania Exploration Company
Pennsylvania Corporation